UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 25, 2006

Date of Report (Date of earliest event reported)

Commission File No. 000-16449

RAINING DATA CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	94-3046892
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

25A Technology Drive, Irvine, CA 92618

(Address of principal executive offices, Zip Code)

(949) 442-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Definitive Material Agreement

The Board of Directors announced that on April 25, 2006, Mr. Mark Allen was appointed as Vice President, Product Development & Customer Support – Pick & Omnis Products. Mr. Allen will oversee product development and customer support for the Pick MDMS and Omnis RAD Tool product lines. In his role as Vice President, Product Development & Customer Support – Pick & Omnis Products, Mr. Allen will receive a base salary of $150,000 per annum. Mr. Allen has served as Vice President, Worldwide Customer Support and Training for the Company since January 2000.

The Board also announced that on April 25, 2006, Mr. Soheil Raissi, Vice President, Product Development & Professional Services had left the Company to pursue other interests.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINING DATA CORPORATION

By:	/s/ Carlton H. Baab	Date: April 27, 2006
Carlton H. Baab,
President and CEO